Exhibit #23.1

Consent of Independent Registered Public Accounting Firm

As the independent registered public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-Q, into the Company’s previously filed Registration Statements File Numbers 333-95157, 333-68598, 333-106403 and 333-108214.

Berry, Dunn, McNeil & Parker

Portland, Maine

August 2, 2007